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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                           NEXTEL COMMUNICATIONS, INC.

                  PROSPECTUS SUPPLEMENT DATED OCTOBER 10, 2000
                        TO PROSPECTUS DATED JUNE 16, 2000

           The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:



                                                              Convertible Notes                  Common Stock
                                                        -----------------------------      -------------------------
                                                         Principal        Principal
                                                         Amount of        Amount of        Number of       Number of
                                                        Convertible      Convertible        Shares          Shares
          Name of Selling Security Holder               Notes Owned     Notes Offered       Owned          Offered
          -------------------------------               -----------     -------------      --------       ----------
Banque De Gestion Financiere                               50,000           50,000            -0-             -0-
UBS Warburg LLC                                           930,000          930,000            -0-             -0-